EXHIBIT 10.4
[Note: This is an English translation of the original and controlling version of the agreement which is written in Mandarin Chinese]
EQUITY TRANSFER AGREEMENT
     THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is made in Wuhan, Hubei, People’s Republic of China as of the day of July 24, 2009 by and between the following parties:
Party A: Evergreen Solar Inc
Business license number: Delaware File No. 2426798
Legal address: 138 Bartlett Street, Marlborough MA, USA
Communication address: Same
Phone: + (508) 357-2221
Fax: + (508) 229-7722
Legal Representative: Michael El-Hillow
Nationality: American
Party B: Hubei Science & Technology Investment Co., Ltd
Business license number: 420100000004815
Legal address: 1.1 A05 Optical Valley Park, 1Rd. of Guanshan, Wuhan
Communication address: 1.1 A05 Optical Valley Park, 1Rd. of
Guanshan, Wuhan
Phone: 027- 67880587
Fax: 027- 67880580
Legal Representative: Chunsong Yan
Nationality:China
Party C: Jiawei Solar (China) Co., Ltd.
Business license number: 31094983-000-07-08-4
Legal address: Flat/RM 1816 18/F STAR HOUSE 3 SALISBURY RD TSIM
SHA TSUI
Communication address: Flat/RM 1816 18/F STAR HOUSE 3 SALISBURY
RD TSIM SHA TSUI,KOWLOON,HONGKONG
Phone: 00852-27302718
Fax: 00852-27302719
Legal Representative:Ding Kongxian
Nationality:China
Party D: Evergreen Solar (Wuhan) Co., Ltd.
Business license number: 420100400013919

Legal address: No.3 Road, No.1 Liufang Dongyi Industrial Park
Donghu Gaoxin District Wuhan, Hubei CHINA
Communication address: No.3 Road, No.1 Liufang Dongyi
Industrial Park Donghu Gaoxin
District Wuhan, Hubei CHINA
Phone: 86-27-87986188
Fax: 86-27-87986189
Legal Representative: Michael El-Hillow
Nationality:American
Party E:Jiawei Solar (Wuhan) Co., Ltd.
Business license number: 420100400002320
Legal address: NO.7 Guandong Technology Industry Garden, Donghu
Gaoxin District Wuhan
Communication address:No. 3 Road, No.1 Liufang Dongyi
Industrial Park Donghu Gaoxin District
Wuhan, Hubei CHINA
Phone: 86-27-87986186
Fax: 86-27-87986189
Legal Representative: Ding Kongqi
Nationality: China
Party F: JW Solar Holding Co. Ltd.
Business license number:
Legal address:
Communication address
Phone:
Fax:
Legal Representative:
Nationality:
Party G: Ding Kongxian,
ID No. 420106194608164813
Address:Flat18/8 Building EastSea Garden Futian District
Shenzhen City, Guangdong Province
Ding Kongxqi,
ID No. 420107195203310051
Address: No. 12, Gate 20, Honggangcheng 19 Street,Qingshan
District, Wuhan City

Whereas:
     1. Party A is a company Delaware incorporated, duly registered and validly existing under the laws of the United States of America, Party B is a limited liability company duly registered and validly existing under the laws of China, both Party A and Party B are shareholders of Party D, Party A holds 33% of the ownership interest in Party D, Party B holds 66% of the ownership interest in Party D
     2. Party B agrees to sell its 66% ownership interest in Party D to Party A and Party A agrees to accept such ownership interest in Party D held by Party B on the terms set out in this Agreement.
     3. Party C is a limited liability company duly registered and validly existing under the laws of Hong Kong and agrees to provide credit guarantees for this equity transfer performance
Party C intends to purchase the shares held by Party B in the circumstance that Party A fails in doing so.
     4. Party D is a limited liability company duly registered and validly existing under the laws of China and agrees to provide guarantees for this equity transfer performance
     5. Party E is a limited liability company duly registered and validly existing under the laws of China and upon Party B’s consent, is obliged to manage Party D after Party B takes over Party D free of charge.
     6. Party F is a limited liability company duly registered and validly existing under the laws of Virgin and holding 40% shares of Dynamic Green Energy Ltd. and Party F agrees to provide guarantees for this equity transfer performance. This amount of shares has been pledged to Party B for Jiawei Solar (China) Inc. to purchase Jiawei Solar (Wuhan) Co., Ltd.’s shares owned by Party B.
     7. Party G is Chinese individual, and Party G agrees to provide joint guarantee for Party F’s breaching liability. And Party G shall take joint liability mutually.
     Now Therefore, through friendly consultations, the parties hereto covenant and agree as follows:
Article 1 Equity transfer price and payment
     1.1 Party B and Party A agree that this share transfer is a debt-type equity transfer, all corresponding rights and interests of the shares held by Party B shall transfer to Party A upon Party A’s acquisition of such shares.
     1.2 Party A agrees to purchase all Party D’s shares (66%)held by Party B in cash in one lump sum and Party B agrees to such sale.
     1.3 Both parties agree that the price for the shares at the effective day of this agreement shall be the amount of RMB equal to USD 33 million, the exchange rate shall be that published by the People’s Bank of China as of the date that Party B makes the investment. Party A shall pay this price within 10 days from the day when this agreement becomes effective.

     1.4 Both parties agree that Party A may delay the payment in its consideration alone, however, the time limit for the payment shall not exceed 5 years after Party B’s investment is advanced, i.e., no later than   /  / 2014.
     Since it is possible that Party A may delay the payment, the following apply:
     (1) Party B agrees that Party A may delay the payment with compensation.
     (2) The compensation number shall be paid as:
Before 23 Jan., 2010, the number is: USD 1.2375M;
Before 23 July, 2010, the number is: USD 2.475M
Before 23 Jan., 2011, the number is: USD 3.8053 M
Before 23 July, 2011, the number is: USD 5.1356 M
Before 23 Jan., 2012, the number is: USD 6.5657 M
Before 23 July 2012, the number is: USD 7.9958 M
Before 23 Jan., 2013, the number is: USD 9.5331 M
Before 23 July 2013, the number is: USD 11.0705 M
Before 23 Jan., 2014, the number is: USD 12.7231 M
Before 31 July, 2014, the number is: USD 14.3758 M
     (3) The total price for the shares shall be the price plus compensation number, the price must be paid in one lump sum. It shall be calculated in RMB.
Article 2 Take over and change of the buyer
     2.1 Before Party A pays for the share, Party B may perform its right to take over Party D and withdraw its permission to postpone the payment and require Party A to perform its payment obligations within three months, if one of the following situations occurs.
     (1) Party D Transfer its capital in an amount of more than USD5 million at one time outside of the PRC without the consent of vice chairman or more than USD10 million annually transferred to the same entity without informing the vice chairman that such accumulated payments have been made.
     (2) Party D without the consent of vice-chairman has affiliated transactions except:
          1 Any affiliated transaction, without in excess of USD 1 million annually;
          2 Party D purchases Silicon Carbon Monofilament from Party A. However, the price of such Silicon Carbon Monofilament to be charged by Party A to the Party D will not exceed: the price Party A sells to any other third party, or the price that could be paid by Party D to any other independent supplier or the price Party A paid to any its independent supplier. (except taxes and duties) This transaction can only be performed after a written report about the price is delivered to the vice chairman.
     (3) Party D makes a guarantee of indebtedness or mortgage for any one other than Party B, except a guarantee for Party A’s obligation to purchase Party D’s shares held by Party B.
     (4) Where Party D has a lawsuit in excess of RMB30 million that Party D is aware of and the vice chairman appointed by Party B is not notified within 5 Chinese working days after the target company becomes aware of such lawsuit.

     (5) Party D or Party A terminates the Manufacturing Service Agreement with Party E.
     (6) The senior management of the target company fails to deliver to the vice-chairman monthly cash plan and quarterly financial budget/forecast before 25th each month (Chinese calendar day) for next month, and the senior management staff further fails to deliver the required information within 10 days after being notified by the vice chairman that such information has not been delivered or fails to deliver such report within 30 days after the supposed delivery date without notification of the vice chairman or fails in giving the explanations about changes on any item that are more than 30% from the previous month, and such situation happens more than three times.
     (7) Party A decides to transfer its share in Party D;
     (8) The bank debt due more than USD 5 million and Party A is unable to pay.
     (9) The external auditor provides a qualified opinion as to the going concern basis in the annual audit report which shows that Party A has serious difficulty in continuing its operations;
     (10) The qualification of Party A as a public company has been cancelled;
     (11) Party A is under bankruptcy or dissolution procedures
     2.2 After Party B takes over Party D, if Party A fails in purchase the shares in the agreed period of time, then the buyer may be changed into Party C. Party C shall have exclusive right to purchase the shares after Party B’s take over.
     2.3 Party C shall respond to Party B in writing as whether or not it will purchase the shares within 10 Chinese working days as of the date it receives Party B’s written notice. If Party C fails to reply or purchase, Party C and Party F shall issue a deed of security to Party B, that they will take a joint guarantee responsibility for Party A within 5 years after Party B’s investment has been advanced. If Party C and Party F fails in issuing this deed of security within 30 days after Party B’s take over, Party B is entitled to distribute Party D on its own consideration and make claim against Party G.
     2.4 After Party B’s take over and Party C and Party F have given a valid deed of security to Party B according to this agreement, Party B shall entrust Party D’s management to Party E and Party E agrees to manage it free of charge.
     2.5 Party B agrees that it shall demand Party C and Party F to pay for the shares until day/month/ 2014 later. Party C and Party F shall pay all the price within 10 Chinese working days after receives a written notice from Party B.
     2.6 All parties agree that the change of buyer shall not affect their rights and obligations decided in this agreement.
Article 3 Approval
     From the date of this agreement signed, both Party A and Party B shall go through formalities for the relevant government authorities’ approvals of this Agreement.

Article 4 Closing Equity Transfer
     Once Party A pays the price for all of the shares to Party B, Party A and Party B shall fulfil formalities to close the share transfer within 15 Chinese working days. The date of closing is the date of completing the change of registration in the Industry and Commercial Bureau. In accordance with the revised Articles of Association, Party A has all rights of its ownership interest and is liable for all obligations correspondingly. Party B no longer has any rights to the shares transferred.
Article 5 Performance guarantees
     5.1 In order to ensure the smooth progress of the transferring, Party A provides to Party B the legal documents issued by the law firms in the area Party A locates, including contents as following (see Appendix 1),
     (1) The approval of Party A’s legitimate existence;
     (2) The approvals of the ability to perform the share transfer set out by this Agreement;
     (3) All powers of attorney of all persons authorized to sign this Agreement are legitimate, real and effective.
     The legal document shall be mailed to Party B through regular mail directly.
     5.2 Party A agrees to pledge its 34% shares in Party D to Party B as the guarantee of performing this Agreement. In the event Party A fails to perform purchase obligations, Party B may exercise its pledge rights;
     5.3 Party C agrees to provide credit guarantees for this equity transfer performance.
     5.4 Party D shall mortgage the equipment to Party B to guarantee Party A’s performance and provide Minutes of the board.
     5.5 Party F agrees to provide a guarantee for party A’s ability to perform the Agreement with 16 Million shares (about 40% shares )of Dynamic Green Energy Ltd held by Party F, (appendix 2: business license) , delivery of the ownership right certificate (See Appendix 3) to Party B on the date of this Agreement signed and conducting the corresponding procedures required by local laws. In addition, Party F shall provide to Party B the legal documents issued by the law firms in the Cayman Islands where so located, including the following:
     (1) The approval of Dynamic Green Energy Ltd. legitimate existence;
     (2) Party F holding 16 Million shares ( about 40% shares )of Dynamic Green Energy Ltd. legitimately;
     (3) from the date of signing of the Agreement to the time when Party B makes a claim, no any other party has joint ownership or pledge right against (except for Party B), and there exists no disputes over the ownership, there are no situations that any ruling body has made any judgments, verdicts, rulings or decision to limit Party F to transfer the shares.
     (4) Party F has finished the surety procedures for this agreement.
     (5) the ownership certificate delivered by party F is original, genuine and legitimate, and has been acknowledged by the company and all the other shareholders, the company shall not issue or reissue any share certificates to any other third party until notified in writing by Party B, otherwise the company and shareholders shall bear joint liability. (Minutes of the shareholder meeting)

          The legal document shall be mailed to Party B through regular mail directly.
     5.6 If there is any change related to Dynamic Green Energy Ltd which may cause damages to the value of 16 Million shares ( about 40% shares )of Dynamic Green Energy Ltd held by Party F, Party F is obliged to notify Party B in writing and acquire a written permission from Party B before the change.
     5.7 Party G shall provide a guarantee for Party F’s obligations decided in this agreement. In the situation that Party F distributes its shares which has been pledged to Party B without the consent of Party B and causes the failure of Party F in performing its contractual obligation, Party G shall bear a joint liability.
     However, if Party F’s distribution of these shares is for the purpose to take guarantee responsibility decided in the share transferring agreement between Party B and Jiawei Solar (China)Co., Ltd., Party G shall bear no liability.
     5.8 All of the guarantee clauses set out in this agreement shall be independent, its effect shall not be affected by the main agreement or other agreement. The scope of guarantee shall be Party A’s obligations and Party B’s cost for claiming its right, including but not limited to: court cost, fees paid to lawyer, fees for asset evaluation, fees for journey. The guarantee term shall be started on the date of the effective of this agreement till June 2016 or such time that Party A buys the shares of Party D owned by Party B.
Article 6 Statements and guarantees
     6.1 Party A hereby states and pledges
     (a) Party A is a company duly registered and validly existing under the laws of the United States and Party A guarantees that it has the sufficient right and ability to sign and fulfill this an agreement;
     (b) Party A ensures that documents provided by it are genuine, legitimate and effective;
     (c) Party A pledges to make the payments according to the terms under the Agreement.
     6.2 Party B hereby declares and guarantees as follows:
     (a) Party B guarantees it is the legitimate shareholder of Party D, has already completely fulfilled its obligations of contributing funds to Party D and has been qualified and has rights to sign the Agreement and meet the obligations specified by the Agreement;
     (b) The signing and performance of this Agreement do not violate applicable laws of China or any significant contracts or agreements signed by any Party and such contracts impose constraints on the Party or its equities;
     (c) Party B guarantees that, from the date of signing of the Agreement to closing equity transfer, no other party has joint ownership or pledge right against its shares, and there exists no disputes over the ownership, there are no situations that any ruling body has made any judgments, verdicts, rulings or decision to limit Party B’s ability to transfer such shares;
     (d) Party B guarantees that when conditions for take over mature or if Party A fails in purchasing the shares, after the take over, Party C is entitled to purchase such share. Before Party C does so, Party B shall entrust Party E to manage Party D

     6.3 Party C hereby declares and guarantees as follows:
     (a) Party C is a company duly registered and validly existing under the laws and Party C guarantees that it has the sufficient right and ability to sign and fulfill this agreement;
     (b) If Party A fails in purchasing the shares according to this agreement, Party C will purchase all Party D’s shares held by Party B according to the conditions decided in this agreement.
     (c) In the event that it is required by Party B to invoke the guarantee provisions, Party C guarantees to cooperate.
     6.4 Party D hereby declares and guarantees as follows:
     (a) Party D is a company duly registered and validly existing under the laws of the PRC and Party D guarantees that it has the sufficient right and ability to sign and fulfill this agreement;
     (b) in the event that it is required by Party B to invoke the guarantee provisions, Party D guarantees to cooperate.
     6.5 Party E hereby declares and guarantees as follows:
     (a) Party E is a company duly registered and validly existing under the laws and Party E guarantees that it has the sufficient right and ability to sign and fulfill this agreement;
     (b) The signing and performance of this Agreement does not violate applicable laws of China or any significant contracts or agreements signed by any Party and such contracts impose constraints on the Party or its equities;
     (c) Party E guarantees that while Party B entrusts it to manage Party D it shall accept and manage Party D in accordance with this agreement.
     6.6 Party F hereby declares and guarantees as follows:
     (a) Party F is a company duly registered and validly existing under the laws and Party F guarantees that it has the sufficient right and ability to sign and fulfill this agreement;
     (b) The ownership right certificate of Party F holding 16 Million shares (about 40% shares) of Dynamic Green Energy Ltd provided by Party F is genuine, legitimate and effective;
     (c) No other party has joint ownership or pledge rights against such equity (except for Party B), there exists no disputes over the ownership, and there are no situations that any ruling body has made any judgments, verdicts, rulings or decision to limit Party F’s ability to transfer equity;
     (d) Party F has gone through the effective legal formalities of such equity for the guarantee provided to Party A;
     (e) In the event that it is required by Party B to invoke the guarantee provisions, Party F guarantees to cooperate.
     (f) Shall not issue any shares at a price lower than the net assets of the share or distribute the assets of Dynamic Green Energy Ltd with bad price, if it’s necessary to do so, shall consult with Party B and reach an agreement in advance.
     (g) in the event that Party F is required by Party B to fulfill its guarantee obligations, Party F guarantees to go through all formalities as required.

     6.7 Party G hereby declares and guarantees as follows:
     (a) Party G is Chinese individual with full capacity for civil rights and civil conduct, and Party G guarantees that they have the sufficient right and ability to sign and fulfill this agreement;
     (b) In the event that it is required by Party B to invoke the guarantee provisions, Party G guarantees to cooperate.
Article 7 Directors
     Within 3 working days from the date Party A pays the applicable amount for the equity as set forth in this Agreement, Party B guarantees that all directors appointed by it shall resign from positions in Party D or Party B directly cancels such appointments of directors.
Article 8 Rescission and modification of the Agreement
     8.1 The Agreement may be rescinded on the happening of any the following events:
     (a) A party has the right to rescind the Agreement if the objectives of this Party under this Agreement cannot be realized because another Party fails to fulfill its obligations in according with provisions of the Agreement;
     (b) Any Party has the right to rescind the Agreement if the Agreement performance becomes impossible or meaningless due to force majeure;
     (c) Party B has the right to rescind the Agreement in the event that Party A fails to pay the price of equity transfer in accordance with the provisions of the Agreement;
     (d) Other conditions specified by Laws or regulations are present.
     8.2 The termination or rescinding of this Agreement shall be without prejudice to the rights of non-breaching Party to demand compensation from the defaulting Party.
     8.3 Unless otherwise provided by laws and regulations or by this Agreement, any modifications to or rescissions of the Agreement shall be subject to the prior consensus reached by all Parties through consultations and made by a written amendment signed by all parties.
Article 9 Indemnification and Responsibility of breaching the Agreement
     9.1 Any party shall be liable for losses of other parties because the party fails to rescind or terminate this Agreement according to laws or the provisions of the Agreement.
     9.2 In the event that any party violates its guarantee committed (including the cases there are any untrue contents in the statements of guarantee), then the party in default shall be liable to all non-breaching parties and pay USD five million as the penalty for the breach of the Agreement. If there are any damages caused by such activities to any party, the injured party may request the defaulting party to bear the liabilities for the breach of the Agreement.
     9.3 Party A agrees that if it fails to perform its payment obligation, it shall be liable for a penalty equal to 30% of the unpaid amount.

     9.4 Party B agrees that after it receives all the payment for the shares and it can not transfer or the registration procedure for the transferred shares cannot be finished due to Party B’s fault, Party B shall be liable for a penalty equal to 30% of the paid amount.
Article 10 Resolution of disputes
     For all disputes arising from the execution of, or in connection with this Agreement, Party A and Party B shall settle disputes through friendly negotiation. In case no settlement to disputes can be reached through friendly negotiation; either party may lodge a lawsuit in the court located in the place where this agreement is signed.
Article 11 Notices and service of process
     11.1 Both Party A and Party B agree that all notices specified by this Agreement or being in connection with this Agreement shall be made in writing and be delivered personally, by mail or fax.
     11.2 Changes, if any, of any party’s address above shall be informed to all other parties within seven days after such changes took place. Otherwise, the addresses listed above shall still be considered as valid.
     11.3 Any notice delivered in person shall be considered as the service of process; any notice sent by pre-paid mail shall be considered the service of process after 7 days from the sent date; any notice sent by fax shall be considered the service of process at the sent time, but notice sent by fax shall also be delivered to the party in person or by mail.
Article 12 Taxes and Fees
     Party B and Party A, on their own, shall be liable respectively for the taxes and fees arising out of or resulting from the equity transfer (including stamp duty and other taxes and fees charged by governments).
Article 13 Governing Laws
     The effectiveness, interpretation and performance of this Agreement are governed by laws of China.
Article 14 Waiver
     Failure of any party to exercise or delay exercising any right which is herein provided by the Agreement shall in no way be considered a waiver of such right or other rights pursuant to the Agreement.
Article 15 Effective

     This Agreement shall enter into force after the Agreement has been sealed or signed by legal or duly authorized representatives of all parties and been approved by the relevant departments and the effectiveness of the Agreement on increase registered capital and enlargement of shares of Evergreen Solar (Wuhan) Co., Ltd, .
Article 16 Others
     16.1 If any provision of this Agreement is determined to be invalid because it is in conflict with the applicable laws and regulations, the validity of remaining provisions and the overall effectiveness of this Agreement should not be affected. Party B and Party A shall make a new provision through consultation to replace the invalid provision.
     16.2 Headings contained in this Agreement are for convenience only. All specific contents of the articles should be based on the specific terms of the Agreement.
     16.3 This Agreement is made out in Chinese and English languages in nine copies, both texts being equally authentic, and each party shall hold one copy of each text and one copy will be submitted to approving authority. All parties agree that this Agreement has included the essential terms and conditions required by all parties. If there is any difference between two texts in English and Chinese, Chinese version shall prevail.
Exhibits
1. Legal opinion from American law firm
2. Business license of Dynamic Green Erergy Ltd.
3. Ownership certificate of Dynamic Green Energy Ltd.
4. Legal opinion for the pledge and guarantee.
(remainder of page left blank)

Party A: Evergreen Solar, Inc.
Legal representative or authorized:
/s/ Michael El-Hillow, CFO
Party B: Co., Ltd.,
Legal representative or authorized:
[company chop]
Party C: Jiawei Solar (China) Co., Ltd.,
Legal representative or authorized:
[company chop]
Party D: Evergreen Solar (Wuhan) Co., Ltd.,
Legal representative or authorized:
/s/ Michael El-Hillow, Chairman
Party E: Jiawei Solar (Wuhan) Co., Ltd.,
Legal representative or authorized:
[company chop]
Party F: Solar Holding Co. Ltd.
Legal representative or authorized:
[company chop]
Party G:
Ding Kongxian /s/ Ding Kongxian
Ding Kongqi /s/ Ding Kongqi